EXHIBIT 21

SUBSIDIARY LIST

AS OF NOVEMBER 14, 2007

NAME	STATE	NAMES UNDER WHICH ENTITY DOES BUSINESS

Overall Parent Company:

Rural/Metro Corporation	Delaware

Subsidiaries of Rural/Metro Corporation (a Delaware corporation):

Rural/Metro Operating Company	Delaware

Subsidiaries of Rural/Metro Operating Company, LLC:

Aid Ambulance at Vigo County	Indiana

Ambulance Transport Systems, Inc.	New Jersey

Donlock, Ltd.	Pennsylvania	Rural/Metro Medical Services, Ltd.; Rural/Metro Ambulance, Ltd.

Medical Emergency Devices and Services (MEDS), Inc.	Arizona	MEDS & Logo

Metro Care Corp.	Ohio	Rural/Metro Ambulance

MO-RO-KO, Inc.	Arizona

Multi-Health Corp.	Florida

North Miss. Ambulance Service, Inc.	Mississippi

RMFD of New Jersey, Inc.	Delaware

R/M Partners, Inc.	Delaware

Rural/Metro of Central Colorado, Inc.	Delaware	Aurora Medical Services

Rural/Metro Communications Services.	Delaware

Rural/Metro Corporation	Arizona	Rural/Metro Ambulance Service, AMT, Arizona Medical Transport, Tri-City Med

Rural/Metro (Delaware) Inc.	Delaware

Rural/Metro of Greater Seattle, Inc.	Washington	Rural/Metro Ambulance

Rural/Metro of Southern Ohio, Inc.	Ohio	Rural/Metro Ambulance

SW General, Inc.	Arizona	Southwest Ambulance; Southwest Transportation Services; Southwest Medical Services; Tri- City Med

South Georgia Emergency Medical Services, Inc.	Georgia

Southwest Ambulance of Casa Grande, Inc.	Arizona	Southwest Ambulance and Rescue of Arizona; SWARA

Southwest Ambulance of New Mexico, Inc.	New Mexico

Southwest General Services, Inc.	Arizona	SW General Services; Southwest Medical Billings Services

The Aid Company, Inc.	Indiana

Subsidiaries of Rural/Metro Corporation (an Arizona corporation):

E.M.S. Ventures, Inc.	Georgia	Rural/Metro Ambulance

EMS Ventures of South Carolina, Inc.	Delaware

Medi-Cab of Georgia, Inc.	Delaware

Medstar Emergency Medical Services.	Delaware

Mercury Ambulance Service, Inc.	Kentucky	Rural/Metro Alternative Transport Services; Rural/Metro of Bullitt County; Rural/Metro of Lexington; Rural/Metro of Louisville I; Rural/Metro of Louisville II; Rural/Metro Tri-County;

R/M Management Co., Inc.	Arizona	Arizona Medical Transport; Red Van; Southwest Transportation Services

RMC Corporate Center, L.L.C.	Arizona

RMC Insurance Ltd.	Barbados

Rural/Metro Corporation of Florida	Florida	Rural/Metro Ambulance

Rural/Metro Corporation of Tennessee	Tennessee	American Medical Transport

Rural/Metro Fire Dept., Inc.	Arizona	Rural/Metro Fire Dept.; Rural/Metro Fire Department

Rural/Metro of Central Alabama, Inc.	Delaware

Rural/Metro of Nebraska, Inc.	Delaware

Rural/Metro of New York, Inc.	Delaware

Rural/Metro of Ohio, Inc.	Delaware	Rural/Metro Ambulance

Rural/Metro of Oregon, Inc.	Delaware

Rural/Metro of San Diego, Inc.	California

Rural/Metro Texas Holdings, Inc.	Delaware

Sioux Falls Ambulance, Inc.	South Dakota

The Aid Ambulance Company, Inc.	Delaware	Rural/Metro Ambulance

W & W Leasing Company, Inc.	Arizona

Subsidiaries of Aid Ambulance at Vigo County, Inc:

Rural/Metro of Indiana II, L.P. (99%)	Delaware

Subsidiaries of Ambulance Transport Systems, Inc.:

Keefe & Keefe Ambulette, Ltd.	New York

Keefe & Keefe, Inc.	New York

Subsidiaries of Keefe & Keefe, Inc.:

Multi Cab Inc.	New Jersey

Multi-Care International, Inc.	New Jersey

Subsidiaries of MO-RO-KO, Inc.:

Southwest Ambulance of Tucson, Inc.	Arizona	Kord’s; Rural/Metro Ambulance

Subsidiaries of North Miss. Ambulance Service, Inc.

Rural/Metro Mid-South, L.P. (99%)	Delaware

Subsidiaries of R/M Partners, Inc.:

Rural/Metro Mid-Atlantic II, Inc.	Delaware

Subsidiaries of Rural/Metro Mid-Atlantic II, Inc.:

Mobile Medical Transportation	Maryland

Subsidiaries of Mobile Medical Transportation, Inc.:

Choice American Ambulance Service, Inc.	Virginia

Subsidiaries of RMC Insurance, Ltd.:

RMC Corporate Center, L.L.C. (99%)	Arizona

Subsidiaries of Rural/Metro Corporation of Florida:

Rural/Metro of North Florida, Inc.	Florida

Subsidiaries of Rural/Metro Corporation of Tennessee:

R/M of Tennessee G.P., Inc.	Delaware

R/M of Tennessee L.P., Inc.	Delaware

Subsidiaries of R/M of Tennessee G.P., Inc.:

Rural/Metro Mid-South, L.P. (1%)	Delaware

Rural/Metro of TN, L.P. (1%)	Delaware	Rural/Metro Ambulance, L.P.

Subsidiaries of R/M of Tennessee L.P., Inc.:

Rural/Metro of Tennessee, L.P. (99%)	Delaware

Subsidiaries of Rural/Metro of San Diego, Inc.

San Diego Medical Services Enterprise, LLC (50%)	California

Subsidiaries of The Aid Ambulance Company, Inc.:

Rural/Metro of Indiana, L.P. (1%)	Delaware	Rural/Metro Ambulance

Rural/Metroof Indiana II, L.P.(1%)	Delaware

Subsidiaries of Rural/Metro of Nebraska, Inc.:

Eastern Ambulance Service, Inc.	Nebraska

Subsidiaries of Rural/Metro of New York, Inc.:

Corning Ambulance Service	New York

Eastern Paramedics, Inc.	Delaware	Rural/Metro Medical Services

LaSalle Ambulance, Inc.	New York	Rural/Metro Medical Services

Rural/Metro of Rochester, Inc.	New York	Rural/Metro Medical Services

Towns Ambulance Service, Inc.	New York	Rural/Metro Medical Services

Subsidiaries of Eastern Paramedics, Inc.:

Rural/Metro of Brewerton, Inc.	New York

Subsidiaries of Rural/Metro of Rochester, Inc.:

Beacon Transportation, Inc.	New York	Rural/Metro Medical Services

National Ambulance & Oxygen Service, Inc.	New York	Rural/Metro Medical Services

Subsidiaries of Rural/Metro of Ohio, Inc.:

Gold Cross Ambulance Services, Inc.	Delaware	Rural/Metro Ambulance

Rural/Metro of Central Ohio, Inc.	Delaware	Rural/Metro Ambulance

Rural/Metro of Northern Ohio, Inc.	Delaware	Rural/Metro Ambulance; Hess Ambulance Service; Physician’s Lifeline, Inc.; Physician’s/Medic Transport, Inc.;

Subsidiaries of Gold Cross Ambulance Services, Inc.:

Gold Cross Ambulance Service of Pa., Inc.	Ohio	Rural/Metro Ambulance

Subsidiaries of Rural/Metro of Central Ohio, Inc.:

Subsidiaries of Rural/Metro of Oregon, Inc.:

Valley Fire Service, Inc.	Delaware	Rural/Metro Fire Department; Valley Fire Service

Subsidiaries of Rural/Metro Texas Holdings, Inc.:

R/M of Texas G.P., Inc.	Delaware

Rural/Metro of Arlington, Inc.	Delaware

Rural/Metro of Texas, Inc.	Delaware	Rural/Metro Ambulance

Subsidiaries of R/M of Texas G.P., Inc.:

Rural/Metro of North TX, L.P. (1%).	Delaware	Rural/Metro Ambulance

Rural/Metro of Texas, L.P. (1%)	Delaware	Rural/Metro Ambulance, L.P.

Subsidiaries of Rural/Metro of Texas, Inc.:

Rural/Metro of North Texas, L.P. (99%).	Delaware	Rural/Metro Ambulance

Rural/Metro of Texas, L.P. (99%)	Delaware	Rural/Metro Ambulance.

Subsidiaries of Southwest Ambulance of Casa Grande, Inc.:

Southwest Ambulance and Rescue of Arizona, Inc.	Arizona	Southwest Ambulance and Rescue of Arizona; SWARA

Subsidiaries of The Aid Company, Inc.:

Rural/Metro of Indiana, L.P. (99%)	Delaware

LIMITED PARTNERSHIPS

NAME	STATE	NAMES UNDER WHICH ENTITY DOES BUSINESS

Rural/Metro Mid-South, L.P.	Delaware

Rural/Metro of Tennessee, L.P.	Delaware	Rural/Metro Ambulance

Rural/Metro of Indiana, L.P.	Delaware

Rural/Metro of Indiana II, L.P.	Delaware

Rural/Metro of North Texas, L.P.	Delaware	Rural/Metro Ambulance

Rural/Metro of Texas, L.P.	Delaware	Rural/Metro Ambulance

LLCS

NAME	STATE	NAMES UNDER WHICH ENTITY DOES BUSINESS

RMC Corporate Center, L.L.C.	Arizona

Members: RMC Insurance Ltd. (99%)

Rural/Metro Corporation, an Arizona corporation (1%)

Medical Transportation System, LLC	Maryland

San Diego Medical Services Enterprise, LLC	California
Member: Rural/Metro of San Diego, Inc. (50%)

Southwest General Services of Dallas, L.L.C.	Delaware